Exhibit 3.5

Adopted:  March 14, 1990

AMENDED AND RESTATED

BYLAWS OF

ASTEC INDUSTRTES. INC.

(A Tennessee Corporation)

ARTICLE 1

SHAREHOLDER MEETINGS

1.1           Annual Meetings.  An Annual Meeting of the Shareholders shall be held on the third Thursday in April of each year, or, if the notice of the meeting designates it as an annual meeting, at any date within the six months following the close of the fiscal year, the date to be determined by the Chairman of the Board, the President, the Secretary, or the Board.  The business to be transacted at such meeting shall be the election of Directors and such other business as shall be properly brought before the meeting.

1.2           Special Meetings.  Special meetings of the Shareholders may be called by the Chairman of the Board, the President, the Secretary, or by the Board.  A special meeting of the Shareholders shall be held if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which such special meeting is to be held.

1.3           Place of Meetings.  Shareholder meetings shall be held at the principal office of the corporation or at any other place, within or without the State of Tennessee, as indicated in the notice of the meeting, or in the event of a meeting held pursuant to a waiver of notice, as set forth in the waiver.

1.4           Notice Requirements.  Written or printed notice stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail by or at the direction of the President, the Secretary or the person or persons calling the meeting, to each Shareholder entitled to vote at the meeting and to any other Shareholder who will be entitled to dissent from an action on which Shareholders are to vote at the meeting.  Such notice shall be given not less that 10 days nor more than two months before the date of the meeting and, if mailed, shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at his address shown in the corporation’s current record of Shareholders, with first-class postage thereon prepaid and, if delivered personally, shall be deemed given when actually received by the Shareholder.

1.5           Waiver of Notice.  A Shareholder may waive any notice required by the Tennessee Business Corporation Act, the charter or these bylaws before or after the date and time stated in such notice.  The waiver must be in writing, signed by the Shareholder entitled to notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records.  A Shareholder’s attendance at a meeting shall (i) waive objection to lack of notice or defective notice of the meeting, except where a Shareholder at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting; and (ii) waive objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

1.6           Voting Groups; Quorum.  All shares entitled to vote and be counted together collectively on a matter at a meeting of shareholders shall be a “voting group”.  Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  Except as otherwise required by the Tennessee Business Corporation Act or provided in the charter, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of the voting group for action on that matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

1.7           Voting.  Unless otherwise provided by the Tennessee Business Corporation Act or the charter, every outstanding share shall be entitled to one vote on each matter voted on at a Shareholders’ meeting.  Whenever any Corporate action, other than the election of Directors and except as otherwise provided by the charter, is to be taken by vote of the Shareholders, it shall be taken if a quorum is present and if the votes cast within the voting group in favor of the action exceed the votes cast opposing the action.  Directors shall be elected by a majority of the votes represented and entitled to vote at an annual meeting at which a quorum is present.

1.8           Proxies.  A Shareholder may vote his shares in person or by proxy.  A Shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment either personally or by his attorney-in-fact.  An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes.  An appointment is valid for eleven (11) months unless another period is expressly provided in the appointment form.  An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.  If the validity of any appointment of proxy is questioned, it must be submitted to the Secretary of the meeting of Shareholders for examination or to a proxy officer or committee appointed by the person presiding at the meeting.  The Secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any appointment of proxy submitted and reference by the Secretary in the Minutes of the meeting to the regularity of an appointment of proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at the meeting and for all other purposes.

1.9           Action Without Meeting.  Action required or permitted by the Tennessee Business Corporation Act to be taken at a Shareholders’ meeting may only be taken without a meeting if all Shareholders entitled to vote on the action consent to taking such action without a meeting.  If the required consent is obtained, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the Shareholders.

The action must be evidenced by one or more written consents describing the action taken, signed by each Shareholder entitled to vote on the action, indicating such signing Shareholder’s vote or abstention on the action and delivered to the corporation for inclusion in the Minutes or for filing with the Corporate records.

If the Tennessee Business Corporation Act or the charter requires that notice of a proposed action be given to nonvoting Shareholders and the action is to be taken by consent of the voting Shareholders, then the corporation will give such nonvoting Shareholders written notice of the proposed action at least ten (10) days before such action is taken.  Such notice will contain or be accompanied by the same material that would have been required to be sent to nonvoting Shareholders in a notice of a meeting at which the proposed action would have been submitted to the Shareholders for action.

1.10           Presiding Officer and Secretary.  Meetings of the Shareholders shall be presided over by the Chairman of the Board of Directors, or if he is not present, by the President, or if neither the Chairman nor the President is present, by a Chairman to be chosen by a majority of the Shareholders entitled to vote at such meeting.  The Secretary or, in his absence, an assistant Secretary shall act as Secretary of every meeting, but if neither the Secretary nor an assistant Secretary is present, the Shareholders entitled to vote at such meeting shall choose any person present to act as Secretary of the meeting.

1.11           Adjournments.  Whether or not a quorum is present to organize a meeting, any meeting of Shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place, but no later than four (4) months after the date fixed for the original meeting unless the requirements of the Tennessee Business Corporation Act concerning the selection of a new record date have been met.  At any reconvened meeting within that time period, any business may be transacted that could have been transacted at the meeting that was adjourned.  If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to persons who are Shareholders as of the new record date.

ARTICLE 2

STOCK

2.1           Authorization and Issuance of Shares.  In accordance with the Tennessee Business Corporation Act, the Board of Directors may authorize shares of any class or series provided for in the charter to be issued for any consideration valid under the provisions of the Tennessee Business Corporation Act.  To the extent provided in the charter, the Board of Directors shall determine the preferences, limitations, and relative rights of the shares.

2.2           Stock Certificates.  The shares of the corporation shall be represented by certificates which shall be in such form as the Board of Directors shall from time to time adopt.  Share certificates shall be numbered consecutively, shall be in registered form, shall indicate the date of issuance, the name of the corporation and that it is organized under the laws of the State of Tennessee, the name of the Shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate.  Each share certificate shall be signed (either manually or in facsimile,) by the Chairman of the Board of Directors, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer.  No Corporate seal need be affixed.

If the Board of Directors has authorized the issue of different classes of shares or different series within a class, the designations, relative rights, preferences and limitations for each class or series (and the authority of the board of directors to determine variations for future classes or series) will be summarized on the front or back of each certificate.  Alternatively, each certificate will state on its front or back that the corporation will furnish the Shareholder this information in writing, without charge, upon request.

2.3           Shareholders of Record.  The corporation shall keep a record of its Shareholders, arranged by voting group (and within each voting group by class or series of shares) and giving the names and addresses of all shareholders and the number of shares held by each.  After fixing a record date for a meeting, such record; listing in alphabetical order the Shareholders as of the record date, shall be available for inspection by any Shareholder, beginning two (2) business days after notice of the meeting is given and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held.

2.4           Record Date With Regard to Shareholder Actions.  For the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, the board of directors may fix a date as the record date, such date to be not more than seventy (70) days before the meeting or action requiring such determination of Shareholders.  A determination of Shareholders entitled to notice of or to vote at a Shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.  If no record date is fixed by the board of directors, the record date for any determination of Shareholders which may be proper or required by law shall be the date on which notice of the meeting is mailed in case of a Shareholder’s Meeting; and the date on which any other action, the consummation of which requires a determination of Shareholders, is taken.

2.5           Record Date With Regard to Distributions and Share Dividends.  For the purpose of determining Shareholders entitled to a distribution (other than one involving a repurchase or reacquisition of shares) or a share dividend, the board of directors may fix a date as the record date.  If no record date is fixed by the Board of Directors, the record date shall be the date the board authorizes the distribution or share dividend.

2.6           Rights of Corporation with Respect to Registered Owners.  Prior to due presentation for transfer of registration of its shares, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any share dividend or distribution with respect to such shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

2.7           Transfer of Stock.  The holder’s endorsement and delivery of a certificate representing shares of the corporation shall be effective as between the parties to transfer the shares; but in all other respects no transfer shall be valid until the certificate representing the shares transferred has been surrendered by the person named in the certificate, or by an attorney lawfully constituted in writing, to the transfer agent designated to transfer the shares of the corporation and cancelled and a new certificate issued to the transferee.

2.8           Lost Stolen or Destroyed Certificates.  Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in the manner required by the corporation and, if the corporation requires, shall give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the corporation, as the corporation may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

ARTICLE 3

DIRECTOR MEETTNGS

3.1           Meetings of Board and Committees.  The Board shall hold an annual meeting each year, without call, immediately before or after the Annual Meeting of the Shareholders.  The Board or any officer so authorized by the Board may establish a date or dates on which regular meetings of the Board or any committee shall be held between annual meetings.  A committee of the Board may meet on the dates so established or, if none, on the date set at its previous meeting or when earlier called by its Chairman or by a majority of its members.  Special meetings of the Board may be called at any time by the Chairman of the Board, the President, the Secretary or any three Directors.

3.2           Place of Meetings.  Meetings of the Board shall be held at any place either within or without the State of Tennessee that the Board may from time to time appoint by resolution or, if no resolution is in force, at the principal office of the corporation, or at such other place as shall have been designated in the notice of the meeting, or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

3.3           Notice Requirements.  No notice shall be required for any regularly scheduled meeting of the directors.  Notice of any special meeting, setting forth the date, time and place of the meeting, shall be given to each director, not less than two days before the meeting.  The purpose of any regular or special meeting need not be specified in the notice or any waiver of notice.  Such notice shall be in writing unless oral notice is reasonable under the circumstances and may be given by any usual means of communication, including in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier.  Written notice, if in a comprehensible form, is effective at the earliest of the following: (i) when received or when delivered, properly addressed, to the addressee’s last known principal place of business or residence; (ii) five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage, prepaid and correctly addressed; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.  Oral notice is effective when communicated if communicated in a comprehensible manner.

3.4           Waiver of Notice.  A Director may waive any required notice before or after the date and time stated in the notice.  Such waiver must be in writing, signed by the Director and filed with the Minutes or Corporate records,except that a Director’s attendance at or participation in a meeting waives any required notice to him of such meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.5           Quorum.  Unless a greater number is required by the charter, these bylaws, or the Tennessee Business Corporation Act, a majority of the number of directors prescribed pursuant to Paragraph 4.2 of these bylaws shall constitute a quorum for the transaction of business.  The presence of a majority of the members of a committee of the Board shall be required for the transaction of business.

3.6           Voting.  Unless a greater number is required by the charter, these bylaws, or the Tennessee Business Corporation Act, the affirmative vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the Board or any committee.

3.7           Presumption of Assent.  A Director who is present at a meeting of the Board, or any committee thereof, when Corporate action is taken shall be deemed to have assented to the action taken unless:  (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; (ii) his dissent or abstention from such action is entered in the minutes of the meeting; or (iii) he submits written notice of his dissent or abstention to the presiding officer of the meeting before the adjournment of the meeting or shall deliver or send such dissent by registered or certified mail to the secretary of the corporation promptly after the adjournment of the meeting.  Such right to dissent or abstain shall not apply to a director who voted in favor of such action.  A director who is absent from a meeting of the board, or any committee thereof, at which such action is taken shall be presumed to have assented to the action unless he shall deliver or send by registered or certified mail his dissent or abstention from such action to the secretary of the corporation or shall cause such dissent or abstention to be filed with the minutes of the proceedings of the Board or committee within a reasonable time after learning of such action.

3.8           Action by Consent.  Unless the charter or these bylaws provide otherwise, the board of directors or any committee designated by the board may take action which the board or committee is required or permitted to take without a meeting by written consent, setting forth the action taken, signed in one or more counterparts by all of the directors or committee members, as the case may be, and indicating each signing Director’s vote or abstention on the action.  Such written consents shall be included in the minutes or filed with the corporate records reflecting the action taken.  The affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board.

3.9           Telephone Meeting Allowed.  Participation by members of the board or any committee designated by the Board in any telephone meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other shall be permitted.  Participation in such a meeting pursuant to this Paragraph 3.9 shall constitute presence in person at such meeting.  The Directors shall be promptly furnished a copy of the minutes of any meeting held under this paragraph.

3.10           Adjournments.  Whether or not a quorum is present to organize a meeting, any meeting of Directors (including an adjourned meeting) may be adjourned by a majority of the Directors present, to reconvene at a specific time and place.  At any reconvened meeting any business may be transacted that could have been transacted at the meeting that was adjourned.  If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned.

ARTICLE 4

DIRECTORS

4.1           Qualifications and General Powers.  Members of the Board of Directors need not be Shareholders of the corporation and need not be residents of the State of Tennessee.  All Corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.  In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all powers of the corporation and do all lawful acts and things that are not by law, by charter or by these bylaws directed or required to be exercised or done the Shareholders.

4.2           Number.  As provided in the charter of the corporation, the number of directors of the corporation shall be not less than three nor more than fifteen.  The exact number of Directors within such minimum and maximum shall be fixed or changed from time to time solely by a resolution adopted by an affirmative vote of either (i) at least two-thirds (2/3) of the total number of directors then in office or (ii) holders of at least two-thirds (2/3) of the total issued and outstanding shares of the corporation’s stock entitled to vote in the election of Directors.

4.3           Classification, Terms and Election.  The Directors shall be divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the actual number of Directors constituting the entire Board of Directors.  Directors of each class were elected at the 1989 Annual Meeting of Shareholders, Class I Directors for a one-year term, Class II Directors for a two-year term, and Class III Directors for a three-year term.  At each succeeding annual meeting of Shareholders, successors to the class of Directors whose term expires at that annual meeting shall be elected or re-elected for a three-year term.  Except as provided in Paragraph 4.5, a Director shall be elected by the affirmative vote of the holders of a majority of the total issued and outstanding shares of the corporation’s stock represented at the annual meeting of Shareholders and entitled to vote in the election of Directors.  If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible.  In no case shall a decrease in the number of Directors have the effect of shortening the term of an incumbent Director.  If the number of directors is increased, and any newly created directorships are filled by the Board, there shall be no classification of additional directors elected by the Board until the next meeting of the Shareholders called for the purpose of electing Directors.  Each director shall serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office or death.

4.4           Removal.  The entire Board of Directors or any individual director may be removed from office only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the total issued and outstanding shares of the corporation’s stock entitled to vote in the election of directors at any Shareholders’ meeting in which notice of such purpose has been given.

4.5           Vacancies in Board.  A vacancy occurring on the Board of Directors, however occurring, whether by increase in the number of Directors, resignation, retirement, disqualification, removal from office, death or otherwise, may be filled, until the next election of Directors by the Shareholders, by the affirmative vote of at least two-thirds (2/3) of the total number of Directors then remaining in office, though they constitute less than a quorum of the Board of Directors.

4.6           Election of Directors by Holders of Preferred Stock.  Notwithstanding any of the foregoing provisions in this Article 4, whenever the holders of any one or more classes of preferred stock or series thereof issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the number of such Directors, and the election, term of office, filling of vacancies and other features of each such directorship, shall be governed by the terms of the charter or any designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions upon any such class of preferred stock or series thereof issued pursuant to subparagraph 6B of the charter (collectively, a “Preferred Stock Designation”), and such Directors so elected shall not be divided into classes pursuant to this Article 4.

4.7           Committees.  The Board by resolution may designate from among its members an executive committee and one or more other committees, each consisting of one or more Directors, and may delegate to such committee or committees all such authority of the board that it deems desirable, subject to limitations set forth in the charter, these bylaws, or the Tennessee Business Corporation Act.  The committee shall report any action taken to the meeting of the board next following the taking of such action, unless the board otherwise requires.  The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of the committee.  Each such committee, and each member of each such committee, shall serve at the pleasure of the board.  The designation of any such committee and the delegation thereto of authority shall not relieve any Director of any responsibility imposed by law.  So far as applicable, the provisions of these bylaws and of the Tennessee Business Corporation Act relating to the Board and its deliberations shall be applicable to any committee of the Board.

4.8           Compensation.  Unless the charter provides otherwise, the Board of Directors may determine from time to time the compensation, if any, Directors may receive for their services as directors.  A Director may also serve the corporation in a capacity other than that of Director and receive compensation, as determined by the Board of Directors, for services rendered in any other capacity; provided, however, that the Board shall have the number of “Independent Directors” as may be required for listing of the corporation’s shares on the NASDAQ National Market System.

ARTICLE 5

OFFICERS

5.1           Titles of Officers.  The corporation shall have a Chairman of the Board, a President, one or more Vice Presidents as determined or designated by the Board, a Secretary and such other officers as are appointed by the Board.  One person may be elected to more than one office, except that the offices of President and Secretary may not be held by the same person.

5.2           Election.  All officers shall be elected or appointed at the annual meeting of the Board or at any special meeting of the Board.

5.3           Term of Office.  Each officer shall serve at the pleasure of the Board of Directors and until his successor has been elected or appointed and qualified.

5.4           Resignation and Removal.  An officer may resign at any time by delivering notice to the corporation.  Such resignation is effective when such notice is delivered unless such notice specifies a later effective date.  Any officer may be removed by the Board at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer shall not of itself create contract rights.

5.5           Chairman of the Board.  The Chairman of the Board, if one is elected, shall, unless otherwise provided by the Board, be the Chief Executive Officer of the corporation, and shall be considered an officer of the corporation for purposes of these bylaws and for all other purposes.

5.6           Duties.  The Secretary shall be the officer responsible for preparing Minutes of Directors’ and Shareholders’ Meetings and for authenticating records of the corporation.  All officers as between themselves and the corporation shall have such authority and perform such duties in the management of the corporation, in addition to those described in these bylaws, as usually appertain to such officers of corporations for profit, except as may be otherwise prescribed by the Board.

5.7           Compensation.  The Board shall fix the compensation, or provide for fixing the compensation, of all officers of the corporation.  The authority to fix the compensation of all officers of the corporation may be delegated to a committee of the Board.

5.8           Bonds.  The Board of Directors by resolution may require any or all of the officers, agents or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as from time to time may be required by the Board of Directors.

ARTICLE 6

INDEMNIFTCATION

6.1           Definitions.

(a)           “Corporation” for purposes of this Article 6 includes (i) any domestic or foreign predecessor entity of the corporation in a merger or other transaction in which the predecessor’s existence ceased on consummation of the transaction and (ii) subsidiaries of the corporation.

(b)           “Director” means an individual who is or was a Director of the corporation or an individual who, while a Director of the corporation, is or was serving at the corporation’s request as a Director, Officer, Partner, Trustee, Employee, or Agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.  A Director is considered to be serving an employee benefit plan at the corporation’s request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.  “Director” includes, unless the context requires otherwise, the estate or personal representative of a Director.

(c)           “Expenses” includes counsel fees.

(d)           “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(e)           “Officer” means an individual who is or was an Officer of the corporation or an individual who, while an officer of the corporation, is or was serving at the corporation’s request as a Director, Officer, Partner, Trustee, Employee, or Agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.  An Officer is considered to be serving an employee benefit plan at the corporation’s request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participate in or beneficiaries of the plan.  “Officer” includes, unless the context requires otherwise, the estate or personal representative of an Officer.

(f)           “Official Capacity” means, when used with respect to a Director, the office of a Director of the corporation; when used with respect to an Officer, the office in the corporation held by such Officer; when used with respect to an Employee or Agent, the employment or agency relationship undertaken by the Employee or Agent on behalf of the corporation.  The term “official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

(g)           “Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(h)           “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

(i)           “Reviewing Party” shall mean the person or persons making the entitlement determination pursuant to Paragraph 6.5 below, include a court making any determination hereunder.

6.2           Basic Indemnification.

(a)           Except as provided in Paragraph 6.2(d) below, the corporation may indemnify any director or officer in the event such person is made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if (i) he conducted himself in good faith; (ii) he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the corporation’s best interests, and, in all other cases, that his conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

(b)           A person’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Paragraph 6.2(a)(ii).

(c)           The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the proposed indemnitee did not meet the standard of conduct set forth in Paragraph 6.2(a).

(d)           The corporation shall not, unless ordered by a court pursuant to Paragraph 6.6 below, indemnify a person under this Article 6 in connection with (i) a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or (ii) any proceeding charging improper personal benefit to the person, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that he improperly received a personal benefit.

6.3           Mandatory Indemnification.  The corporation shall indemnify a Director or Officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

6.4           Advances for Expenses.

(a)           The corporation shall pay for or reimburse the reasonable expenses incurred by a Director or Officer as a party to a proceeding in advance of final disposition of the proceeding if: (i) such person furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Paragraph 6.2(a) above; (ii) such person furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and (iii) a determination is made by the reviewing party that the facts then known to it would not preclude indemnification under this Article 6.

(b)           The undertaking required by Paragraph 6.4(a)(ii) above must be an unlimited general obligation of the Director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

(c)           Determinations under this Paragraph 6.4 shall be made in the manner specified, in Paragraph 6.5 below.

6.5           Authorization of and Determination of Entitlement to Indemnification.

(a)           The corporation may not indemnify a person under Paragraph 6.2 unless authorized in the specific case after a determination has been made that indemnification of such person is permissible in the circumstances because he has met the standard of conduct set forth in Paragraph 6.2(a).

(b)           The determination that indemnification is permissible shall be made: (i) by the board of directors of the corporation by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (ii) if a quorum cannot be obtained under subparagraph (i), by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding; (iii) by independent special legal counsel:  (A) selected by the Board of Directors or its committee in the manner prescribed in subparagraph (i) or (ii); or (B) if a quorum of the Board of Directors cannot be obtained under subparagraph (i) and a committee cannot be designated under subparagraph (ii), selected by a majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or (iv) by the shareholders, provided that shares owned by or voted under the control of proposed indemnitees who are at the time parties to the proceeding may not be voted on the determination.

(c)           Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Paragraph 6.5(b)(iii) to select counsel.

6.6           Court-Ordered Indemnification.  If a Director or Officer is a party to a proceeding, he may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines that: (i) such person is entitled to mandatory indemnification under Paragraph 6.3, in which case the court shall also order the corporation to pay such person’s reasonable expenses incurred to obtain court-ordered indemnification; or (ii) such person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in Paragraph 6.2(a) above or was adjudged liable as described in Paragraph 6.2(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

6.7           Indemnification of Employees and Agents.  The corporation may indemnify and advance expenses under this Article 6 to an employee or agent of the corporation who is not a director or officer to the same extent as into a Director or Officer.

6.8           Limitations on Indemnification.  Nothing in this Article 6 shall require or permit indemnification of or on behalf of any person if a judgment or other final adjudication adverse to such person establishes his liability: (i) for any breach of such person’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) under Section 48-18-304 of the Tennessee Business Corporation Act (or any successor provision thereof).

6.9           Liability Insurance.  The corporation may purchase and maintain on behalf of a person who is or was a Director, Officer, Employee or Agent of the corporation, or who, while serving as a Director, Officer, Employee or Agent of the corporation, is or was serving at the request of the corporation as a Director, Officer, Partner, Trustee, Employee or Agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity arising from his status as a Director, Officer, Employee or Agent, whether or not the corporation would have the power to indemnify him against the same liability under Sections 48-18-502 or 48-18-503 of the Tennessee Business Corporation Act or under Paragraphs 6.2 or 6.3 of this Article 6.

6.10           Non-Exclusivity of Indemnification and Advancement of Expenses.

(a)           The indemnification and advancement of expenses provided by or granted pursuant to this Article 6 shall not be deemed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled, whether by application of the Tennessee Business Corporation Act, the Charter of the corporation, the corporation’s bylaws, resolution of the Directors or Shareholders of the corporation, or an agreement providing for such indemnification; provided, however that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes his liability: (i) for any breach of such person’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; or (iii) under Section 48-18-304 of the Tennessee Business Corporation Act (or any successor provision thereof).

(b)           Subject to the limitations set forth in subparagraph (a) above, the board of directors or the shareholders of the corporation may from time to time adopt resolutions providing for indemnification of Directors, Officers, Employees or Agents, or the corporation may from time to time enter into agreements with any such persons providing for indemnification, which indemnification need not be coextensive or consistent with the indemnification or advancement of expenses permitted by these bylaws.

(c)           This Article 6 shall not limit the corporation’s power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he was not a named defendant in or respondent to the proceeding.

6.11           Severability.  In the event that any of the provisions of this Article 6 (including any provision within a single paragraph, subparagraph, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article 6 shall remain enforceable to the fullest extent permitted by law.

ARTTCLE 7

MISCELLANEOUS

7.1           Seal.  The corporation may have a Corporate seal which may be altered at the corporation’s pleasure; but the presence or absence of such seal on any instrument, or its addition thereto, shall not affect its character or validity or legal effect in any respect.

7.2           Stock in Other Companies.  In the absence of other arrangement by the Board, the President of the corporation may vote, endorse for transfer or take any other action necessary with respect to shares of stock and securities issued by any other corporation and owned by this corporation; and he may make, execute and deliver any proxy, waiver or consent with respect thereto.

7.3           Offices and Agent.  The corporation shall maintain a registered office in the State of Tennessee and shall have a registered agent whose business office is identical to the registered office.  In addition to its registered office, the corporation may have offices at any other place or places, within or without the State of Tennessee, as the Board of Directors may from time to time select or as the business of the corporation may require or make desirable.

ARTICLE 8

AMENDMENT

Subject to provisions to the contrary in the charter or these bylaws, these bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the Shareholders or by the Board.  Any bylaw adopted by the board may be amended or repealed by the Shareholders.  The resulting bylaws may contain any provision for the regulation and management of business of the corporation not inconsistent with law and the charter.  Any amendment of the charter inconsistent with these bylaws shall operate to amend the bylaws pro tanto, and those bylaws or parts of bylaws which merely summarize or restate the provisions of the charter or the provisions of the Tennessee Business Corporation Act or other law applicable to the corporation shall be operative with respect to the corporation only so far as they are descriptive of existing law and of the charter as amended.

ARTICLE 9

TENNESSEE CONTROL SHARE ACQUISITION ACT

All control share acquisitions (as such term is defined in Section 48-35-302 of the Tennessee Business Corporation Act) in respect of any capital stock of this corporation are governed by and subject to the provisions of the Tennessee Control Share Acquisition Act, including Sections 48-35-308 and 48-35-309 of the Tennessee Business Corporation Act, and all amendments thereto; provided, however, in the event any provision of the Tennessee Control Share Acquisition Act is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of the Tennessee Control Share Acquisition Act shall apply to all control share acquisitions in respect of any capital stock of this corporation.

This Article 9 can only be amended by a 2/3 vote of the Directors or a majority of the shares of the corporation’s stock then issued and outstanding entitled to vote in the election of Directors.

FIRST AMENDMENT TO THE AMENDED AND RESTATED

BYLAWS OF ASTEC INDUSTRIES, INC.

ADOPTED JULY 29, 1993

Pursuant to a resolution of the board of directors of Astec Industries, Inc. adopted at a meeting of the board of directors held on July 29, 1993, Section 4.1 of the bylaws of the corporation is deleted and the following is substituted in lieu thereof:

4.1           Qualifications and General Powers.  Members of the board of directors need not be shareholders of the corporation and need not be residents of the State of Tennessee.  No person may be elected or reelected as a member of the board of directors who is 70 years of age or older.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the board of directors.  In addition to the powers and authority expressly conferred upon it by these bylaws, the board of directors may exercise all powers of the corporation and do all lawful acts and things that are not by law, by the charter or by these bylaws directed or required to be exercised or done by the shareholders.

SECOND AMENDMENT TO THE AMENDED AND RESTATED

BYLAWS OF ASTEC INDUSTRIES, INC.

ADOPTED JULY 26, 2007

Paragraph 2.2 of the Bylaws of Astec Industries, Inc. is deleted and the following is substituted in its place:

2.2           Stock Certificates.  Except as set forth below with respect to uncertificated shares, the shares of the corporation shall be represented by certificates which shall be in such form as the Board of Directors shall from time to time adopt.  Share certificates shall be numbered consecutively, shall be in registered form, shall indicate the date of issuance, the name of the corporation and that it is organized under the laws of the State of Tennessee, the name of the Shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate.  Each share certificate shall be signed (either manually or in facsimile,) by the Chairman of the Board of Directors, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer.  No corporate seal need be affixed.

If the Board of Directors has authorized the issue of different classes of shares or different series within a class, the designations, relative rights, preferences and limitations for each class or series (and the authority of the Board of Directors to determine variations for future classes or series) will be summarized on the front or back of each certificate.  Alternatively, each certificate will state on its front or back that the corporation will furnish the Shareholder this information in writing, without charge, upon request.

The Board of Directors shall designate the classes of shares that may be represented by uncertificated shares and shall adopt procedures for the registration of transfers of uncertificated shares in lieu of the procedures set forth in these Bylaws for certificated shares.

Adopted by the Board of Directors effective July 26, 2007.

Stephen C. Anderson Secretary